As filed with the Securities and Exchange Commission on November 21, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CIMG INC.
(Exact name of registrant as specified in its charter)

Nevada	38-3849791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room R2, FTY D, 16/F, Kin Ga Industrial Building, 9 San On Street, Tuen Mun, Hong Kong
(Address of Principal Executive Offices, including zip code)

2025 EQUITY INCENTIVE PLAN 2026 EQUITY INCENTIVE PLAN
(Full title of the plan)

Jianshuang Wang

Chief Executive Officer

CIMG Inc.

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

+ 852 70106695

(Name, address and telephone number, including area code,

of agent for service)

Copy to: Huan Lou, Esq. David B. Manno, Esq. McCarter & English, LLP 250 West 55th Street, 13th Floor New York, NY 10019 (212) 609-6291

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer”, “small reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by CIMG Inc., a Nevada corporation (the “Registrant” or “Company”), to register (i) 7,279,400 of the Registrant’s shares of common stock, par value $0.00001 per share (the “Common Stock”), issuable under the Company’s 2025 Equity Incentive Plan (the “2025 Plan”), and (ii) 38,000,000 shares of Common Stock, issuable under the Registrant’s 2026 Equity Incentive Plan (the “2026 Plan”).

This Registration Statement includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act’). The reoffer prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act, and the rules and regulations promulgated thereunder, that were issued to certain of our executive officers, employees, consultants and directors identified in the reoffer prospectus. The number of shares of Common Stock included in the reoffer prospectus represents shares of Common Stock issued to the selling stockholders pursuant to restricted stock awards and shares of Common Stock issuable pursuant to stock option awards and does not necessarily represent a present intention to sell any or all such shares of Common Stock. As specified in General Instruction C of Form S-8, until such time as we meet the registrant requirements for use of Form S-3, the amount of shares to be offered or resold by means of the reoffer prospectus by each selling stockholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of shares of common stock which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the selling stockholders named in the reoffer prospectus.

Item 1. Plan Information.

The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the 2025 Plan and 2026 Plan in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the U.S. Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, and the documents incorporated by reference in Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

CIMG Inc.

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

Attention: CEO

Telephone: + 852 70106695

Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act.

REOFFER PROSPECTUS

7,279,400 SHARES OF COMMON STOCK

CIMG INC.

This prospectus relates to the reoffer and resale from time to time of up to 7,279,400 shares (the “Shares”) of common stock, par value $0.00001 per share (the “Common Stock”), of CIMG Inc., a Nevada corporation (the “Company”), by certain selling stockholders named herein (the “Selling Stockholders”) in the section titled “Selling Stockholders.”

The Selling Stockholders may sell or otherwise dispose of the Shares in a number of different ways and at varying prices. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of the registration statement of which this prospectus forms a part. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Shares in the section entitled “Plan of Distribution” on page 5. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission (“SEC”).

This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act of 1933, as amended (the “Securities Act”) to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that, the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each applicable Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Our Common Stock is traded on Nasdaq Capital Market under the ticker symbol “IMG”. On November 18, 2025, the closing price for our Common Stock as reported by Nasdaq Capital Market was $0.1553.

We may amend or supplement this reoffer prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page 3 of this prospectus and in any similar section included in the documents incorporated by reference in this prospectus to read about factors you should consider before investing in our securities.

The Securities and Exchange Commission (the “Commission” or “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Unless otherwise mentioned or unless the context requires otherwise, all references in this reoffer prospectus to the “Company,” “we,” “us,” “our,” or similar terms refer to CIMG Inc. and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated.

The date of this prospectus is November 21, 2025.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses that we have prepared. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholders may offer to sell, and seek offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the shares of Common Stock. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

ABOUT THIS PROSPECTUS

Neither we nor the Selling Stockholders have authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the Selling Stockholders take any responsibility for, nor can provide assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders have authorized any other person to provide you with different or additional information, and neither of us are making an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any sale of the ordinary shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

For investors outside of the United States, neither we nor the Selling Stockholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future and variations thereof.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

●	our plans to obtain funding for our operations, including funding necessary to develop, manufacture and commercialize our products, provide our co-packing services, and to continue as a going concern;
●	our expectation that our existing capital resources will be sufficient to fund our operations for at least the next three months and our expectation to need additional capital to fund our planned operations beyond that;
●	the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
●	our expectations regarding our ability to maintain compliance with the listing requirements of the Nasdaq Capital Market;
●	the impact to our business, including any supply chain interruptions, resulting from changes in general economic, business and political conditions, including changes in the financial markets and macroeconomic conditions resulting from a pandemic;
●	the evolving coffee preferences of coffee consumers in North America and East Asia;
●	the size and growth of the markets for our products and co-packing services;
●	our ability to compete with companies producing similar products or providing similar co-packing services;
●	our ability to successfully achieve the anticipated results of strategic transactions;
●	our expectation regarding our future co-packing revenues;
●	our ability to develop or offer innovative new products and services, and expand our co-packing services to other products that are complementary to our current single serve coffee product offerings;
●	our expectations regarding additional manufacturing, coffee roasting and co-packing capabilities to be provided through our manufacturing partners, as well as our manufacturing partners’ ability to successfully facilitate distribution efforts;
●	our reliance on third-party roasters or manufacturing partners to roast coffee beans necessary to manufacture our products and to fulfill every aspect of our co-packing services;
●	regulatory developments in the U.S. and in non-U.S. countries;
●	our ability to retain key management, sales and marketing personnel;
●	the scope of protection we are able to establish and maintain for intellectual property rights covering our products and technology;
●	our ability to develop and maintain our corporate infrastructure, including our internal control over financial reporting;
●	the outcome of pending, threatened or future litigation;
●	our financial performance; and
●	our use of the net proceeds from our recent offering.
●	other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024 under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as applicable.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. You should review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference into this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

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PROSPECTUS SUMMARY

This reoffer prospectus is part of the Registration Statement that we filed with the SEC. We have provided to you in this reoffer prospectus a general description of the selling stockholders and the distribution of the shares of common stock. To the extent there is a conflict between the information contained in this reoffer prospectus and any of our subsequent filings with the SEC, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the SEC, the Registration Statement of which this reoffer prospectus forms a part includes additional information not contained in this reoffer prospectus. You may read the Registration Statement and the other reports we file with the SEC at the SEC’s website or at our website as described above under the heading “Incorporation of Certain Documents by Reference.”

In this reoffer prospectus, “CIMG” “the Company,” “we,” “us” and “our” refer to CIMG Inc., a Nevada corporation, and its subsidiaries.

CIMG Inc. is a company incorporated in Nevada and listed on Nasdaq since June 2020. We were formerly known as “Nuzee, Inc.” with a previous ticker symbol “NUZE”, and we changed our corporate name and ticker symbol to “CIMG Inc.” and “IMG” in October 2024. We previously focused on specialty coffee and related technologies but are now expanding our sales and distribution channels in Asia to encompass a broader range of consumer food and beverage products. This expansion is fueled by our online sales platform, which leverages a natural language search function.

The diagram below is our corporate structure as of the date of this report.

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Our sources of revenue

Co-Packing and Product Innovation

With years of experience as a third-party contract packer for leading companies in the coffee beverage industry, combined with our own coffee sales and market insights from the Asian region, we have expanded our business strategy to deepen our industry engagement. This evolution includes a shift toward reshaping product value by integrating health-oriented concepts and applying advanced technologies such as artificial intelligence, neuroscience, and big data. These efforts have culminated in the establishment of a global digital health and sales development business group.

While we remain committed to delivering our high-quality Nuzee single-serving coffee and DRIPKIT products, our entry into the Asian market has prompted a broader commitment to health, sustainability, and nutrition.

The Maca Series

In the fourth quarter of the year ended September 30, 2024, we introduced our first health-focused product line in Asia: the Maca Series. This product line includes Maca Peptide Coffee, Maca-Noni, Maca Purified Powder, and Maca Wine. Each product features green purification factors derived from the maca plant, ensuring a natural and clean composition.

Maca, a plant native to South America and a member of the Brassicaceae family, is known for its nutritional value and adaptogenic properties. Often referred to as “South American ginseng,” maca is prized for its ability to support stamina, vitality, and overall wellness. It is primarily cultivated in the Andes Mountains in south America, and Jade Dragon Snow Mountain in Yunnan Province, China.

●	Maca-Noni – a plant-based energy drink designed to support sexual vitality, with maca root as its key ingredient.
●	Maca Peptide Coffee – a functional coffee beverage infused with maca peptides for enhanced wellness benefits.
●	Maca Purified Powder – a concentrated, versatile maca powder ideal for daily nutritional use.
●	Maca Wine – a unique beverage that combines traditional wine with the nourishing properties of maca.

We currently distribute our products through wholesale channels, supplying grocery stores, convenience stores, and vending machine operators. Looking ahead, we plan to expand into retail services and leverage digital technologies to optimize marketing strategies and diversify our sales models. Our distribution network already spans both online platforms and offline points of sale.

Our commitment extends beyond product quality and health benefits—we also focus on enhancing the packaging experience. Each design is crafted to resonate with professionals across various industries, making our products more personalized, youthful, and distinctive. For example, Maca-Noni represents a new entry into the functional beverage market, blending health-forward branding with innovative design.

Our customer base includes wholesale distributors such as grocery stores, convenience stores, and vending machine providers.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 7,279,400 shares of Common Stock issued or issuable to Selling Stockholders pursuant to awards granted or assumed by the Company under the 2025 Plan. Subject to the satisfaction of any conditions to vesting of the shares of Common Stock, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities.

If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Also, please read the cautionary statement in this prospectus under “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We are registering the Shares for resale by the Selling Stockholders. We will not receive any of the proceeds from the sale of the Shares covered by this prospectus.

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SELLING STOCKHOLDERS

We are registering for resale the Shares covered by this reoffer prospectus to permit the Selling Stockholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this reoffer prospectus to resell the shares when and as they deem appropriate. The Selling Stockholders acquired these shares from us pursuant to the 2025 Plan. The Shares may not be sold or otherwise transferred by the Selling Stockholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the 2025 Plan. The Selling Stockholders may resell all, a portion, or none of the shares of our Common Stock from time to time. Except for the ownership of the shares of common stock, the Selling Stockholders have not had any material relationship with us within the past three years.

The following table sets forth:

●	the name of each Selling Stockholder;

●	the number and percentage of shares of our Common Stock that each Selling Stockholder beneficially owned as of November 18, 2025, prior to the offering for resale of the shares under this reoffer prospectus;

●	the number of shares of our Common Stock that may be offered for resale for the account of each Selling Stockholder under this reoffer prospectus, and as applicable, any other person with whom he or she is acting in concert for the purpose of selling our securities, of which may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act; and

●	the number and percentage of shares of our Common Stock to be beneficially owned by each Selling Stockholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Stockholder).

The address for each Selling Stockholder listed in the table below is Room R2, FTY D, 16/F, Kin Ga Industrial Building, 9 San On Street, Tuen Mun, Hong Kong.

	Number of Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered	Number of Shares Beneficially Owned After Offering (2)
Selling Stockholders	Number	Percent (%)	Number	Number	Percent (%)
Feng Tian, Chief Financial Officer	500,000	0.17%	500,000	0	0%
Wenlong Tong	200,000	0.07%	200,0000	0	0%
Yanli Hou, Director	1,250,000	0.41%	1,250,000	0	0%
Zongmei Huang, Director	300,000	0.10%	300,000	0	0%
Haitao Zhang	1,369,008	0.45%	1,369,008	0	0%
Ying Yu	400,000	0.13%	400,000	0	0%
Xiaodong Liu	250,000	0.08%	250,000	0	0%
Mengyuan Li	350,000	0.12%	350,000	0	0%
Jian Liu	300,000	0.10%	300,000	0	0%
Huisi Leng	350,000	0.12%	350,000	0	0%
Yubin Wang	253,000	0.08%	250,000	3,000	0%
Ming He	100,000	0.03%	100,000	0	0%
Gangjian Lyu	305,196	0.10%	305,196	0	0%
Xueli Lin	305,196	0.10%	305,196	0	0%
Xujia Liu	1,000,000	0.33%	1,000,000	0	0%
Yi Wang	50,000	0.02%	50,000	0	0%

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholders has sole or shared voting power or investment power and also any shares which the Selling Stockholders has the right to acquire within 60 days. Applicable percentage ownership is based on 302,388,440 shares of Common Stock outstanding as of November 17, 2025.

(2)	Assumes that all shares of Common Stock to be offered, as set forth above, are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the Selling Stockholders prior to the termination of this offering. Because the Selling Stockholders may sell all, some or none of their shares of Common Stock or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of shares of Common Stock that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each Selling Stockholder will own upon completion of this offering.

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PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its Shares covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling the Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through agreements between broker-dealers and the selling stockholder(s) to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Stockholders may also sell the Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell the Shares short and deliver the Shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell the Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

We agreed to keep this prospectus effective until all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by McDonald Carano LLP, Reno, Nevada.

EXPERTS

Our consolidated financial statements for the fiscal years ended September 30, 2024 and 2023 included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and incorporated by reference into in this prospectus have been audited by Assentsure PAC, our current auditor, and MaloneBailey LLP, our former auditor, both independent registered public accounting firms, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firms (each of which expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s going concern uncertainty) given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at www.sec.gov.

We maintain a website at www.ccmg.tech. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

6

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on July 21, 2025; the Amendment to our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2024, filed with the SEC on July 30, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2024, March 31, 2025, and June 30, 2025, filed with the SEC on August 26, 2025, September 24, 2025 and November 3, 2025, respectively; the Amendment to our Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2025, filed with the SEC on November 7, 2025; the Amendment to our Quarterly Report on Form 10-Q/A for the quarter ended December 31, 2024, filed with the SEC on November 18, 2025; the Amendment to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2025, filed with the SEC on November 18, 2025;

●	our Current Reports on Form 8-K filed with the SEC on August 6, 2025, August 11, 2025, August 21, 2025, August 26, 2025, August 26, 2025, August 27, 2025, August 28, 2025, September 2, 2025, September 4, 2025, September 19, 2025, October 2, 2025, October 9, 2025/October 9, 2025, October 31, 2025, November 5, 2025 and November 12, 2025;

●	our Form 8-A, filed with the SEC on June 17, 2020, including any subsequent amendments or reports filed for the purpose of updating such description.

In addition, all other reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Jianshuang Wang

Chief Executive Officer

CIMG Inc.

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

+ 852 70106695

You may also access these filings on our website at www.ccmg.tech. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of those respective documents.

7

7,279,400 Shares of Common Stock

CIMG INC.

REOFFER PROSPECTUS

November 21, 2025

8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We are “incorporating by reference” in this Prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this Prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this Prospectus will automatically update and supersede information contained in this Prospectus, including information in previously filed documents or reports that have been incorporated by reference in this Prospectus, to the extent the new information differs from or is inconsistent with the old information. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on July 21, 2025; the Amendment to our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2024, filed with the SEC on July 30, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2024, March 31, 2025, and June 30, 2025, filed with the SEC on August 26, 2025, September 24, 2025 and November 3, 2025, respectively; the Amendment to our Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2025, filed with the SEC on November 7, 2025; the Amendment to our Quarterly Report on Form 10-Q/A for the quarter ended December 31, 2024, filed with the SEC on November 18, 2025; the Amendment to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2025, filed with the SEC on November 18, 2025;

●	our Current Reports on Form 8-K filed with the SEC on August 6, 2025, August 11, 2025, August 21, 2025, August 26, 2025, August 26, 2025, August 27, 2025, August 28, 2025, September 2, 2025, September 4, 2025, September 19, 2025, October 2, 2025, October 9, 2025/October 9, 2025, October 31, 2025, November 5, 2025 and November 12, 2025;

●	our Form 8-A, filed with the SEC on June 17, 2020, including any subsequent amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by contacting:

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Nevada Revised Statutes (the “NRS”) empower us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

Pursuant to our Bylaws, we may indemnify each of our present and future directors, officers, employees or agents who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him/her in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agents of the Company incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Company if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he/she is not entitled to be indemnified by the Company.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Company, if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

The NRS further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him/her and liability and expenses incurred by him/her in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him/her against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that is it is the opinion of the SEC that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation of the Company, dated July 15, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on December 23, 2022, SEC File Number 001-39338).
3.2	Certificate of Amendment to Articles of Incorporation of the Company, dated May 6, 2013 (incorporated by reference to Exhibit 3.01(b) to the Company’s Current Report on Form 8-K filed on April 25, 2013, SEC File Number 333-176684).
3.3	Certificate of Amendment to Articles of Incorporation of the Company, dated October 28, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 28, 2019, SEC File Number 000-55157).
3.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed on October 22, 2024. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 28, 2024, SEC File Number 001-39338).
3.5	Certificate of Amendment to Articles of Incorporation of the Company, dated October 28, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 31, 2025, SEC File Number View 001-39338)
3.6	Third Amended and Restated Bylaws of the Company, effective March 17, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 23, 2022, SEC File Number 001-39338).
5.1*	Opinion of McDonald Carano LLP
10.1*	CIMG Inc. 2025 Equity Incentive Plan
10.2*	CIMG Inc. 2026 Equity Incentive Plan
23.1*	Consent of Assentsure PAC
23.2*	Consent of MaloneBailey, LLP
107*	Filing Fee Table

* Filed herewith

Item 9. Undertakings.

(a) The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hong Kong, People’s Republic of China, on the 21st of November, 2025.

CIMG INC.

By:	/s/ Jianshuang Wang
Jianshuang Wang
Chief Executive Officer and Chairwoman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jianshuang Wang their true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jianshuang Wang	Chief Executive Officer and Chairwoman of the Board (Principal Executive Officer)	November 21, 2025
Jianshuang Wang

/s/Feng Tian	Chief Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)	November 21, 2025
Feng Tian

/s/ Yanli Hou	Director	November 21, 2025
Yanli Hou

/s/ Zongmei Huang	Director	November 21, 2025
Zongmei Huang

/s/ Changzheng Ye	Director	November 21, 2025
Changzheng Ye

/s/ Jinmei Guo Hellstroem	Director	November 21, 2025
Jinmei Guo Hellstroem